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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                AGRIA CORPORATION

             (Exact name of registrant as specified in its charter)

            CAYMAN ISLANDS                            NOT APPLICABLE
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

                    ROOM 706, 7/F, HUANTAI BUILDING, NO. 12A
                            SOUTH STREET ZHONGGUANCUN
          HAIDIAN DISTRICT, BEIJING 100081, PEOPLE'S REPUBLIC OF CHINA
                                (86-10) 6210 9288
          (Address of principal executive offices, including Zip Code)


        Securities to be registered pursuant to Section 12(b) of the Act:


        TITLE OF EACH CLASS                NAME OF EACH EXCHANGE ON WHICH EACH
        TO BE SO REGISTERED                    CLASS IS TO BE REGISTERED
----------------------------------       --------------------------------------
Ordinary shares, par value                    New York Stock Exchange, Inc.*
$0.0000001 per share*

American Depositary Shares, each              New York Stock Exchange, Inc.
representing two ordinary shares


* Application to be made for listing, not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
[ ]

Securities Act registration statement file number to which this form relates:
333-146785

Securities to be registered pursuant to Section 12(g) of the Act: None.



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the securities to be registered that appears under the captions "Description of Share Capital" and "Description of American Depositary Shares" in the prospectus that constitutes Part I of the registrant's registration statement on Form F-1 (File No. 333-146785) initially filed with the Securities and Exchange Commission on October 18, 2007, as amended from time to time, is incorporated by reference into this registration statement. Any form of prospectus subsequently filed by the registrant pursuant to Rule 424(b) under the Securities Act that includes a description of the securities to be registered hereunder is also incorporated by reference into this registration statement.

ITEM 2. EXHIBITS.

     No exhibits are required to be filed as the securities being registered on this form (1) are being registered on an exchange on which no other securities of the registrant are registered, and (2) are not being registered pursuant to
Section 12(g) of the Exchange Act.



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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                            AGRIA CORPORATION


                                            By: /s/ Guanglin Lai
                                                -------------------------------
                                            Name:  Guanglin Lai
                                            Title: Chairman of the Board;
                                                   Co-Chief Executive Officer


Dated: October 24, 2007